Exhibit 5.A.2

May 21, 2024

Daiwa Capital Markets Europe Limited

5 King William Street

London EC4N 7AX

United Kingdom

Barclays Bank PLC

1 Churchill Place

London E14 5HP

United Kingdom

Citigroup Global Markets Limited

Citigroup Centre

Canada Square, Canary Wharf

London E14 5LB

United Kingdom

and

Nomura International plc

1 Angel Lane

London EC4R 3AB

United Kingdom

(as Representatives of the several Underwriters)

Re:	$1,000,000,000 4.750% Guaranteed Bonds Due May 21, 2029 Issued by Japan International Cooperation Agency

Ladies and Gentlemen:

We have acted as U.S. counsel to the Underwriters named in Schedule II (the “Underwriters”) to the underwriting agreement dated as of May 14, 2024 (New York City time)/May 15, 2024 (Tokyo time) (the “Underwriting Agreement”), among Japan International Cooperation Agency (the “Issuer”), Japan (the “Guarantor”) and you, as the Representatives of the several Underwriters, in connection with the issuance and sale by the Issuer of an aggregate of $1,000,000,000 principal amount of the Issuer’s 4.750% Guaranteed Bonds due May 21, 2029 (the “Bonds”), guaranteed as to payment of principal and interest by the Guarantor (the “Guarantee”, and together with the Bonds, the “Securities”).

This opinion letter is furnished to you pursuant to Section 6(d) of the Underwriting Agreement. All capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Underwriting Agreement. The Bonds and the Guarantee are to be issued pursuant to a fiscal agency agreement, dated as of May 14, 2024 (New York City time) / May 15, 2024 (Tokyo time) (the “Fiscal Agency Agreement”), among the Issuer, the Guarantor, MUFG Bank, Ltd., London Branch, as Fiscal Agent, Principal Paying Agent and Transfer Agent (the “Fiscal Agent”), and U.S. Bank Trust Company, National Association, as U.S. Representative of the Fiscal Agent.

Daiwa Capital Markets Europe Limited

Barclays Bank PLC

Citigroup Global Markets Limited

Nomura International plc

May 21, 2024

Page Two

In connection with the opinions set forth herein, we have examined such corporate records, documents (including, without limitation, the Underwriting Agreement and Fiscal Agency Agreement), instruments, certificates of public officials and of the Issuer and the Guarantor (including, for the avoidance of doubt, the certificates of the Issuer pertaining to the Underwriting Agreement delivered on May 14, 2024 and the date hereof), and have considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We have also examined (i) the Registration Statement on Form S-B (as amended, No. 333-268943) (the “Registration Statement”) filed by the Issuer and the Guarantor relating to the Securities with the United States Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), (ii) the prospectus, dated March 7, 2023 (the “Base Prospectus”), which forms a part of the Registration Statement, (iii) the preliminary prospectus supplement, dated May 13, 2024 (together with the Base Prospectus, the “Preliminary Prospectus”), (iv) the prospectus supplement, dated May 14, 2024 (together with the Base Prospectus, the “Prospectus”) and (v) the Pricing Disclosure Package relating to the offering of the Securities.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of all documents executed by each of the Issuer and the Guarantor, we have assumed that each of the Issuer and the Guarantor had the power and authority to execute and deliver, and to perform and observe the provisions of, such documents, and we have also assumed the due authorization by each of the Issuer and the Guarantor of all requisite actions and the due execution and delivery of such documents by each such party, and that (except as provided in our opinions expressed in paragraphs 2, 3 and 4 below with respect to the Fiscal Agency Agreement, the Bonds and the Guarantee) such documents constitute, or will constitute upon execution and delivery thereof, the valid and legally binding obligations of each such party. Further, we have assumed that the Bonds have been duly authenticated by the Fiscal Agent in accordance with the terms of the Fiscal Agency Agreement.

With respect to the opinions set forth herein, we have relied, without independent investigation, as to matters of fact upon the statements of the Issuer and the Guarantor, including the representations and warranties set forth in the Underwriting Agreement, the certificates of the Issuer delivered on May 14, 2024 and on the date hereof, and the certificates of the officers and other representatives of the Issuer and the Guarantor delivered on the date hereof.

Daiwa Capital Markets Europe Limited

Barclays Bank PLC

Citigroup Global Markets Limited

Nomura International plc

May 21, 2024

Page Three

In addition, the opinions hereinafter expressed are subject to the following qualifications and exceptions:

(i)

the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(ii)

limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Underwriting Agreement, the Fiscal Agency Agreement, the Bonds and the Guarantee, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material;

(iii)

our opinion as to the provision of the Underwriting Agreement requiring the Issuer to consent to the jurisdiction of a New York Court (as defined below) is based solely on the statutes and regulations and the case law relating to such statutes and regulations in effect in the State of New York on the date hereof (including Section 5-1402 of the General Obligations Law of the State of New York and Section 327 of the Civil Practice Law and Rules of the State of New York), and we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Underwriting Agreement when jurisdiction based on diversity of citizenship under 28 U.S.C.§ 1332 does not exist;

(iv)

we express no opinion as to whether any provision of the Underwriting Agreement requiring the Issuer to consent to, or waive objection to venue in, the jurisdiction of New York Courts is subject to application of the doctrine of forum non conveniens or a similar statutory principle; and

(v)	we express no opinion as to the effect of the compliance or non-compliance of the Issuer or the Guarantor with any law, regulation or order applicable to it.

Daiwa Capital Markets Europe Limited

Barclays Bank PLC

Citigroup Global Markets Limited

Nomura International plc

May 21, 2024

Page Four

Based upon and subject to the foregoing and other qualifications and limitations set forth herein, we are of the opinion that:

1. The Underwriting Agreement has been duly executed and delivered by each of the Issuer and the Guarantor in accordance with the laws of the State of New York.

2. The Fiscal Agency Agreement has been duly executed and delivered by each of the Issuer and the Guarantor in accordance with the laws of the State of New York, and constitutes a valid and legally binding agreement of each of the Issuer and the Guarantor, enforceable in accordance with its terms.

3. The Bonds have been duly executed, issued and delivered and constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms.

4. The Guarantee has been duly executed, issued and delivered and constitute valid and legally binding obligations of the Guarantor, enforceable in accordance with its terms.

5. The statements made in the Pricing Disclosure Package and the Prospectus under the captions “Description of the Debt Securities and Guarantee”, “Description of the Bonds and Guarantee” and “Underwriting”, insofar as such statements purport to constitute summaries of certain provisions of the Underwriting Agreement, the Fiscal Agency Agreement, the Bonds and the Guarantee, fairly summarize such provisions in all material respects.

6. The statements made in the Pricing Disclosure Package and the Prospectus under the captions “Taxation” and “Taxation—Additional United States Taxation Considerations”, insofar as they purport to describe the provisions of the U.S. federal income tax laws or legal conclusions with respect to such laws, and subject to the qualifications set forth therein, fairly summarize in all material respects the matters referred to therein.

7. No Governmental Approval (hereinafter defined) is legally required (i) for the offer, sale and delivery of the Securities by the Issuer and the Guarantor as contemplated by the Underwriting Agreement, the Pricing Disclosure Package and the Prospectus or (ii) in connection with the execution, delivery or performance of obligations by the Issuer and the Guarantor under the Underwriting Agreement, the Bonds, the Guarantee and the Fiscal Agency Agreement, except such as have been obtained under the Act and such as may be required under the “blue sky” or state securities laws of any jurisdiction. “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any United States or New York executive, legislative, judicial, administrative or regulatory body, pursuant to any Applicable Laws. “Applicable Laws” means the laws, rules and regulations of the United States of America and the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement.

Daiwa Capital Markets Europe Limited

Barclays Bank PLC

Citigroup Global Markets Limited

Nomura International plc

May 21, 2024

Page Five

8. The execution and delivery by the Issuer and the Guarantor of the Underwriting Agreement, the Bonds, the Guarantee and the Fiscal Agency Agreement, and the offer, sale and delivery of the Securities as contemplated by the Underwriting Agreement, the Pricing Disclosure Package and the Prospectus do not, and the performance by the Issuer and the Guarantor of their respective obligations under the Underwriting Agreement, the Bonds, the Guarantee and the Fiscal Agency Agreement will not, violate any Applicable Laws; provided, however, that we express no opinion either as to compliance with applicable antifraud provisions of United States federal and state laws concerning the issuance or sale of securities, and the rules or regulations thereunder or as to the “blue sky” or state securities laws of any jurisdiction.

9. Under the laws of the State of New York relating to submission to personal jurisdiction, the Issuer has validly submitted to the personal jurisdiction of any Federal or State court in the Borough of Manhattan, the City of New York, New York (each, a “New York Court”) in any action arising out of or based upon the Underwriting Agreement, the Fiscal Agency Agreement or the Securities, and the Issuer has validly appointed COGENCY GLOBAL INC. as its authorized agent for the purposes described in Section 15 of the Underwriting Agreement and the U.S. Representative of the Fiscal Agent as its authorized agent for the purposes described in Section 14 of the Fiscal Agency Agreement; service of process effected on such agent in the manner set forth in Section 15 of the Underwriting Agreement and Section 14 of the Fiscal Agency Agreement and otherwise in accordance with applicable law will be effective to confer valid personal jurisdiction over the Issuer in the New York Courts; and the waiver by the Issuer pursuant to Section 15 of the Underwriting Agreement and Section 14 of the Fiscal Agency Agreement of any immunity to jurisdiction to which it might otherwise be entitled in any action arising out of or based upon the Underwriting Agreement, the Fiscal Agency Agreement or the Securities is valid and legally binding under New York and federal law, subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976.

10. The Securities are exempt from the provisions of the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), under Section 304(a)(6) thereof, and it is not necessary to qualify any indenture under the Trust Indenture Act in connection with the offer, sale and delivery of the Securities.

11. The Registration Statement has become effective under the Act, and we are not aware that any stop order suspending the effectiveness thereof has been issued or any proceedings for that purpose have been instituted or are pending or threatened under the Act. Any required filing of the Preliminary Prospectus and the Prospectus pursuant to Rule 424 under the Act has been made in accordance with Rule 424 under the Act.

Daiwa Capital Markets Europe Limited

Barclays Bank PLC

Citigroup Global Markets Limited

Nomura International plc

May 21, 2024

Page Six

12. The Registration Statement, at the time it became effective and as of its most recent effective date, and the Prospectus, as of its issue date and the date hereof, complied or complies as to form in all material respects with the requirements of the Act.

We express no opinion as to matters governed by the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America, as in effect on the date hereof, or the effect on the opinions expressed herein of the laws of any other jurisdiction.

This opinion letter is furnished by us to you as Representatives of the Underwriters set forth in the Underwriting Agreement, and is solely for the benefit of the several Underwriters in connection with the closing under the Underwriting Agreement occurring today. Neither this letter nor any opinion or comment expressed herein may be relied upon by, nor may copies be delivered or disclosed to, any other person or for any other purpose without our prior written consent.

This opinion letter may, however, be disclosed by the Underwriters to their respective affiliates and to the extent required by law, regulation or any governmental or competent regulatory authority or in connection with legal proceedings relating to the offer and sale of the Bonds and the Guarantee, provided that no such party to whom this opinion letter is disclosed may rely on this opinion letter without our prior written consent.

Very truly yours,